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                                                                    EXHIBIT 10.5

                                CHOICEPOINT INC.
                         SHARE EQUIVALENT UNIT AGREEMENT
                           FOR NON-EMPLOYEE DIRECTORS

      This AGREEMENT (the "Agreement") is made as of the ____ day of _________, ____ (the "Date of Grant"), between CHOICEPOINT INC., a Georgia corporation (the "Company") and ____________________ (the "Grantee").

1. GRANT OF SHARE EQUIVALENT UNITS. Subject to, and upon the terms, conditions and restrictions set forth in this Agreement and in the Company's 2003 Omnibus Incentive Plan (the "Plan"), the Company hereby grants to the Grantee as of the Date of Grant __________ Share Equivalent Units, on the terms and conditions reflected below. The Share Equivalent Units shall be bookkeeping entries only, and shall not be funded.

2. RESTRICTIONS ON TRANSFER OF SHARE EQUIVALENT UNITS. The right to receive Common Shares represented by the Share Equivalent Units:

      (a) may not be sold, pledged, exchanged or otherwise encumbered or disposed of by the Grantee, and,

      (b) may not be assigned or transferred, except that the right to eventual distribution of the Common Shares may be transferred (A) to the Company, a Family Member of the Grantee, or entities controlled by or benefiting them, as described in Section 12 of the Plan and then (B) (i) if during the Grantee's life, only upon the approval of the Company's Chief Financial Officer and/or its Vice President with responsibility for compensation and benefits, or (ii) by execution and delivery of a Beneficiary Designation Form provided by the Company or, if none, by will or by the laws of descent and distribution, until they have been delivered in accordance with this Agreement to the Grantee or the appropriate transferee.

3. DELIVERY OF COMMON SHARES. (a) The Common Shares shall be delivered to the Grantee or approved transferee on the first anniversary of the Grantee's termination of service as a member of the Board of Directors of the Company, subject to subparagraphs (b) and (c) below.

      (a) In the event that the Grantee's service as a member of the Board of Directors of the Company is terminated because the Grantee has committed any of the following acts:

            (i)         an intentional act of fraud, embezzlement, theft, or any
                   other material violation of law (A) in connection with the Grantee's duties or in the course of the Grantee's service on behalf of the Company, or (B) which is otherwise materially injurious to the Company, monetarily or otherwise;

            (ii)        intentional wrongful damage to material assets of the
                   Company;

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            (iii)       intentional wrongful disclosure of material confidential
                   information of the Company; or

            (iv)        intentional wrongful engagement in any competitive
                   activity that would constitute a material breach of the duty of loyalty;

the Grantee shall forfeit all right to the Share Equivalent Units and to any deferred dividends, described below.

      (b) Notwithstanding the foregoing, in the event that a Grantee's service as a member of the Board of Directors of the Company terminates upon or as a consequence of a Change in Control, as defined in the Plan, the Common Shares shall be delivered immediately upon such termination.

4. DIVIDEND, VOTING AND OTHER RIGHTS. Until delivery of the Common Shares to the Grantee pursuant to Section 3, the Grantee shall have none of the rights of a shareholder of the Company, except that the account to which his Share Equivalent Units are credited shall also be credited with an amount equal to any dividends paid with respect to the number of Common Shares represented by said units while held in said account. Said dividend credits (if dividends are paid in cash to shareholders of the Company), shall be converted to their equivalent in whole and fractional Common Shares and added to the account held for the Grantee. The price of Common Shares used for conversion of the cash amount of dividends shall be the closing price of the Common Shares quoted on the New York Stock Exchange on the date that dividends are otherwise paid to shareholders. The number of Share Equivalent Units to which the Grantee has a right hereunder shall be appropriately adjusted, however, as are any outstanding Common Shares, in the event of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization or any other change in the capital structure of the Company.

5. TAXES AND WITHHOLDING. If the Company shall be required to withhold any federal, state, local or foreign tax in connection with the issuance of the Share Equivalent Units or delivery of the Common Shares or other securities or cash pursuant to this Agreement, the Grantee shall pay the tax or make provisions that are satisfactory to the Company for the payment thereof. The Grantee may elect to satisfy all or any part of the minimum statutory withholding requirement by surrendering to the Company a portion of the Common Shares that are to be delivered to the Grantee hereunder, and the Common Shares so surrendered by the Grantee shall be credited against any such withholding obligation at the Market Value per Share of such shares on the date of such surrender.

6. COMPLIANCE WITH LAW. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue any Common Shares or other securities pursuant to this Agreement if the issuance thereof would result in a violation of any such law.

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7.          RELATION TO OTHER BENEFITS. Any economic or other benefit to the
      Grantee under this Agreement shall not be taken into account in determining any benefits to which the Grantee may be entitled under any compensation plan maintained by the Company and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering Directors of the Company.

8. AMENDMENTS. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Grantee under this Agreement without the Grantee's consent. Notwithstanding the foregoing, this Agreement shall be amended in such particulars as are necessary or appropriate to effect the applicable provisions of Section 409A of the Internal Revenue Code of 1986, as amended, in order to avoid current taxation of the grant made pursuant hereto, and to avoid any penalty taxes imposed on noncomplying arrangements.

9. SEVERABILITY. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

10. RELATION TO PLAN. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistent provisions between this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.

11. GOVERNING LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Georgia.

      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Grantee has also executed this Agreement in duplicate, as of the day and year first above written.

                                                   CHOICEPOINT INC.

                                                   By:__________________________

      The undersigned Grantee hereby (i) acknowledges receipt of an executed original of this Agreement and (ii) accepts the right to receive the Common Shares or other securities covered hereby, subject to the terms and conditions of the Plan and the terms and conditions hereinabove set forth.

                                                   _____________________________
                                                   Grantee

                                                   Date:________________________

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